UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

BIOMX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

850 New Burton Road, Suite 201, Dover, DE 19904

(Address of principal executive offices)

972 52 437 4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 11, 2026, BiomX Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”), which was adjourned from February 25, 2026 to permit additional time for stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 13, 2026. As of the close of business on February 3, 2026, the record date for the Special Meeting, there were (i) 1,593,516 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) outstanding and entitled to an aggregate of 1,593,516 votes. Holders of the Company’s Common Stock with a total aggregate voting power of 1,593,516 votes were present in person or represented by proxy at the Special Meeting. There were no broker non-votes at the Special Meeting because under applicable rules, all proposals presented at the Special Meeting were considered non-routine matters.

The matters described below were submitted to a vote of the holders of the Company’s Common Stock at the Special Meeting. Each proposal is described in detail in the Company’s Proxy Statement. All proposals were approved by the Company’s stockholders.

1.	Approval of a proposal to authorize, for purposes of complying with Section 713(a) of the NYSE American LLC Company Guide, the issuance of shares of the Company’s Common Stock, underlying (A) shares of Series Y convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), and (B) warrants (the “Warrants”) to purchase Common Stock issued and/or issuable by the Company pursuant to (i) that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 26, 2025, by and among the Company and the investor named therein and (ii) that certain engagement letter, dated as of November 26, 2025, by and between the Company and H.C. Wainwright & Co., LLC, which acted as non-exclusive placement agent for the related offering (including (i) any shares of Common Stock issuable pursuant to the payment of dividends on the Preferred Stock and (ii) any additional shares of Common Stock issuable in connection with any voluntary adjustment by the Company of the conversion price of the Preferred Stock or the exercise price of the Warrants), in an amount in excess of 19.99% of the Company’s Common Stock outstanding immediately prior to the date of the Purchase Agreement (“Proposal No. 1”).

For	Against	Abstain
528,511	23,714	4,753

2.	Approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 1 .

For	Against	Abstain
524,578	31,778	622

No adjournment of the Special Meeting was necessary. The results reported above are final voting results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

Date: March 11, 2026	By:	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Chief Executive Officer